Exhibit 107.1
Calculation of Filing Fee Tables
S-3
(Form Type)
Evergy, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock of Evergy, Inc.	Rule 415(a)(6)	2,269,447 shares (1)		(2)			S-3ASR (2)	333-260285 (2)	October 15, 2021 (2)	$13,127.57 (3)

	Total Offering Amounts					(2)		N/A

	Total Fees Previously Paid							$13,127.57

	Total Fee Offsets							N/A

	Net Fee Due							N/A
(1) Represents 2,269,447 shares of common stock, without par value, of Evergy, Inc. held by a selling shareholder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock, without par value, of Evergy, Inc. being registered hereunder include such indeterminate number of shares of common stock as may be issuable as a result of stock splits, stock dividends or similar transactions.
(2) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement only consist of 2,269,447 common shares that were previously registered by Evergy, Inc. on Registration Statement
No. 333-260285,
filed on October 15, 2021, and not sold thereunder.
(3) In connection with the registration of such unsold common shares, a filing fee of $13,127.57 was previously paid, which will continue to be applied to such unsold securities. Accordingly, there is no additional registration fee due in connection with the filing of this registration statement.
The Company is filing this registration statement on Form
S-3
to replace its previously filed registration statement on Form
S-3
(File
No. 333-260285).
In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate such registration statement.